                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             PETROGLYPH ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             PETROGLYPH ENERGY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1. Title of each class of securities to which transaction applies: Common Stock

         2.       Aggregate number of securities to which transaction applies:
                  2,704,941 outstanding shares.

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $2.85 per share; the proposed maximum aggregate value of the transaction is $7,709,081.85. The filing fee equals 1/50 of 1% of the aggregate value.

         4.       Proposed maximum aggregate value of transaction:
                  $7,709,081.85.

         5.       Total fee paid: $1,542.

[X]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:  None

2.       Form, Schedule or Registration Statement No.:
                                                      --------------------------

3.       Filing Party:
                      ----------------------------------------------------------

4.       Date Filed:
                    -----------------------------------------------------

                             PETROGLYPH ENERGY, INC.

                                1302 NORTH GRAND
                            HUTCHINSON, KANSAS 67501
                                 (316) 665-8500

                                                                December 8, 2000

DEAR STOCKHOLDER:

         Petroglyph Energy, Inc. is pleased to announce that it has set December 29, 2000 as the date for its special meeting of stockholders at which its stockholders will be asked to vote on Petroglyph's proposed merger with a wholly-owned subsidiary of III Exploration Company.

         Enclosed for your review is a copy of the proxy statement. You should also be receiving a copy of these proxy materials, including the notice and proxy statement and the proxy card, from the record holder of the shares of Petroglyph common stock which you beneficially own.

         This letter should not be considered a solicitation of your vote for the proposal, and no proxy card is included for that reason. The materials you receive from the record holder of your securities will have a proxy card and instruction on how to vote your shares.

         Whether or not you plan to attend the special meeting, I urge you to read the enclosed material carefully.

                                      Sincerely,





                                      Robert C. Murdock
                                      President, Chief Executive Officer and
                                      Chairman of the Board